Exhibit 99.1

YRC Worldwide Inc.

Presentation to Investors – Restricted Private December 2013

CONFIDENTIAL

Disclaimer

The following presentation is provided to you on a confidential basis. Disclosure of this information to any other person or any reproduction of this information, in whole or in part, without the prior written consent of YRC Worldwide Inc. (the “Company” or “us”) is prohibited and is furthermore subject to the terms of any confidentiality agreements entered into. This presentation has been prepared solely for information purposes and is intended to provide a general overview of the Company’s business and does not purport to deal with all aspects and details regarding the Company. Accordingly, neither the Company nor any of its affiliates, directors, officers, employees or advisers nor any other person makes any representation or warranty, express or implied, as to, nor accepts or will accept any responsibility or liability for, and accordingly no reliance should be placed on, the fairness, accuracy or completeness of the information contained in this presentation or of the views given or implied.

This presentation does not constitute or form part of and should not be construed as an offer or invitation for the sale or subscription of any securities of the Company, and neither this presentation nor anything contained herein shall form the basis of, or be relied upon in connection with, any contract or commitment whatsoever.

This presentation contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements relate to future events or future performance of the Company and include statements about the Company’s expectations or forecasts for future periods and events. Specific forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts and include, without limitation, words such as “may,” “will,” “should,” “expect,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “potential” or “continue,” the negative of such terms or other comparable terminology. We disclaim any obligation to update those statements, except as applicable law may require us to do so, and we caution you not to rely unduly on them. We have based those forward-looking statements on our current expectations and assumptions about future events, which may prove to be inaccurate. While our management considers those expectations and assumptions to be reasonable, they are inherently subject to significant business, economic, competitive, regulatory and other risks, contingencies and uncertainties, most of which are difficult to predict and many of which are beyond our control. Therefore, actual results may differ materially and adversely from those expressed in any forward-looking statements. Factors that might cause or contribute to such differences include, but are not limited to, those we discuss in the “Risk Factors” section of our Annual Report on Form 10-K for the fiscal year ended December 31, 2012, the Prospectus File No. 333-190079 dated August 29, 2013 and any supplement thereto and in other reports we file with the Securities and Exchange Commission.

This presentation includes certain non-GAAP financial measures, including Adjusted EBITDA. These non-GAAP financial measures are not measures of financial performance in accordance with generally accepted accounting principles and may exclude items that are significant in understanding and assessing our financial results. Therefore, these measures should not be considered in isolation or as an alternative to net income from operations, cash flows from operations, earnings per fully-diluted share or other measures of profitability, liquidity or performance under generally accepted accounting principles. You should be aware that this presentation of these measures may not be comparable to similarly-titled measures used by other companies. A reconciliation of these measures to the most comparable measures presented in accordance with generally accepted accounting principles has been included at the end of this presentation.

The information and opinions contained in this presentation are provided as at the date of this presentation or as of the date specified herein. They are subject to changes without notice. Readers should not treat the content of this presentation as advice relating to legal, tax or investment matters and are advised to consult their own professional advisors (including legal, tax and investment advisors).

CONFIDENTIAL

Pro Forma Capitalization

YRC Worldwide

($ in millions)

	As of 9/30/2013	Adjustments	Pro forma 9/30/2013	Maturity
Cash (Unrestricted)	$171	$41	$212	
Restricted Cash	90	(90)	–	
Cash Designated for Series B Redemption	–	79	79	
New $450mm ABL[1]	–	–	–	2019
New First Lien Term Loan	–	700	700	2019
ABL Facility	326	(326)	–	9/30/2014
Restructured Term Loan	299	(299)	–	3/31/2015
Capital Leases	299	–	299	Various
1st Lien Debt (ex-CDA Note)	**$924**		**$999**	
CDA Secured Note	$124	($124)	–	3/31/2015
10% Series A PIK Secured Converts	174	(174)	–	3/31/2015
10% Series B PIK Secured Converts	68	–	68	3/31/2015
Total Secured Debt	**$1,290**		**$1,068**	
6% Senior Converts	$69	($69)	–	2/15/2014
New CDA Unsecured Notes	–	124	124	12/31/2019
Total Debt	$1,359		$1,192	
Net Debt[2]	**1,188**		**902**	
LC Facility	$365			3/31/2015
			LTM 9/30/13	**FYE 2014E**
LTM 9/30/13 Adjusted EBITDA[3]	$275	$62	$337	$364
Total Debt / Adjusted EBITDA	4.9x		3.5x	3.3x
Net Debt / Adjusted EBITDA[2]	4.3x		2.7x	2.5x
Available Liquidity	$234		$236	

(1) Borrowing base of $389mm as of 9/30/13. Pro forma liquidity assumes $450mm ABL used to fund $365mm of LCs.
(2) Net of unrestricted cash and cash designated for Series B redemption.
(3) Pro forma LTM 9/30/13 includes $62mm IBT concessions. Pro forma FYE 2014E includes $74mm IBT concessions.

- Transactions substantially improve YRCW's capital structure
- Net leverage significantly reduced
  - 2.7x LTM 9/30/13 EBITDA of $337mm
  - 2.5x FYE 2014E EBITDA of $364mm
- Stable capital structure with long tenors (including 5-year IBT MOU)
- Strong improvements to free cash flow
  - Significantly higher EBITDA
  - Lowers cash interest cost by ~$50 million and eliminates PIK interest
- Healthy liquidity with ABL availability and cash on hand

Lower leverage and stable, long-term capital structure substantially enhances equity value

CONFIDENTIAL

Continued EBITDA Improvement on Quarterly Pre-WC and BIPD Adjustment Basis

YRC Worldwide

PF Adj. EBITDA Ex-Adjustments (see below)

($ in millions)



$80
$60
$40
$20
$0
($20)
($40)
($60)
($80)
($100)
($90.0)
($13.2)
($4.4)
$36.4
($14.1)
$42.7
$65.2
$72.5
$32.2
$55.1
$55.3
$69.0
$27.1
$34.8
$62.4
Q1
Q2
Q3
Q4
2010
2011
2012
2013

	1Q10	1Q11	1Q12	1Q13	2Q10	2Q11	2Q12	2Q13	3Q10	3Q11	3Q12	3Q13	4Q10	4Q11	4Q12
Adj. EBITDA – As Reported	($37.2)	($1.3)	$15.3	$60.7	$40.4	$64.5	$70.1	$74.7	$47.3	$54.6	$78.8	$62.4	$39.9	$41.3	$77.0
Union Pension Cessation Benefit[(1)]	(21.0)	(21.0)	0.0	0.0	(21.0)	(14.0)	0.0	0.0	(21.0)	0.0	0.0	0.0	(21.0)	0.0	0.0
PF Adj. EBITDA	**($58.2)**	**($22.3)**	**$15.3**	**$60.7**	**$19.4**	**$50.5**	**$70.1**	**$74.7**	**$26.3**	**$54.6**	**$78.8**	**$62.4**	**$18.9**	**$41.3**	**$77.0**
WC and BIPD Adjustments[(2)]	(31.8)	9.1	(19.7)	(24.3)	(33.5)	(7.8)	(4.9)	(2.2)	5.9	0.5	(23.5)	6.6	8.2	(6.5)	(14.6)
PF Adj. EBITDA Ex-Adjustments	**($90.0)**	**($13.2)**	**($4.4)**	**$36.4**	**($14.1)**	**$42.7**	**$65.2**	**$72.5**	**$32.2**	**$55.1**	**$55.3**	**$69.0**	**$27.1**	**$34.8**	**$62.4**

CONFIDENTIAL

(1) Reflects EBITDA as if YRCW had made MEPP contributions at current MEPP contribution rate.
(2) Reflects year-over-year variances for BIPD and workers' comp.